Exhibit 10.1

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential. Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K.

NON-EXCLUSIVE LICENSE AGREEMENT

BETWEEN

VERTEX PHARMACEUTICALS INCORPORATED

AND

CRISPR THERAPEUTICS AG

March 23, 2023

Non-excLusive LICENSE AGREEMENT

This NON-EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of March 23, 2023 (the “Effective Date”) by and between Vertex Pharmaceuticals Incorporated (“Vertex”) and CRISPR Therapeutics AG (“CRISPR”). Vertex and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, CRISPR possesses certain Patents, Know-How, technology and expertise with respect to the CRISPR/Cas System (as defined below);

WHEREAS, Vertex possesses expertise in developing and commercializing human therapeutics; and

WHEREAS, Vertex and CRISPR desire to enter into a license agreement to enable Vertex to research, develop, manufacture and commercialize certain products for the treatment of diabetes using gene editing [***], including the CRISPR/Cas System (as defined below).

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1.
“Adverse Event” has the meaning set forth in the Applicable Law for such term (or comparable term), and will generally mean any untoward medical occurrence in a subject in any Clinical Trial or patient who has received a product, medical device or placebo, and which does not necessarily have a causal relationship with such product, medical device or placebo, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom or disease temporally associated with the use of the applicable product, medical device or placebo, whether or not related to such product, medical device or placebo.
1.2.
“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect, or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.3.
“Agreement” has the meaning set forth in the Preamble.

1.4.
“Agreement Term” means the period commencing on the Effective Date and ending on the expiration of this Agreement pursuant to Section 8.1, unless terminated earlier as provided herein.
1.5.
“[***] Product” means [***].
1.6.
“Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.7.
“Approval Application” means a BLA, NDA or similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological or pharmaceutical product in that country or group of countries.
1.8.
“Available” has the meaning set forth in Section 1.22.
1.9.
“[***] Arbitration” means the arbitration process set forth in Schedule 1.9.
1.10.
“[***] Expert” has the meaning set forth in Schedule 1.9.
1.11.
“BLA” means a Biologics License Application that is submitted to the FDA for marketing approval for a Product pursuant to 21 C.F.R. § 601.2.
1.12.
“Breaching Party” means the Party that the other Party believes is in material breach of this Agreement.
1.13.
“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.
1.14.
“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Agreement Term, or the applicable part thereof during the first or last calendar quarter of the Agreement Term.
1.15.
“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Agreement Term.
1.16.
“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, with respect to CRISPR, the term “Change of Control” will not include any sale of shares of capital stock of CRISPR, in a single transaction or series of related transactions in which CRISPR issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.
1.17.
“Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is either (a) designed to generate data in support of an Approval Application or (b) generates data in support of an Approval Application.
1.18.
“Collaboration Agreement” means that certain Strategic Collaboration, Option and License Agreement entered into as of October 26, 2015 by and between Vertex, Vertex Pharmaceuticals (Europe) Limited, CRISPR Therapeutics, Inc., CRISPR, CRISPR Therapeutics Limited, and TRACR Hematology LTD, as amended by Amendment No. 1 to the Strategic Collaboration, Option and License Agreement entered into as of December 12, 2017 and Amendment No. 2 to the Strategic Collaboration, Option and License Agreement entered into as of June 6, 2019.
1.19.
“Combination Product” has the meaning set forth in Section 1.80.
1.20.
“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct post-Marketing Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.21.
“Common Ownership Legislation” means the legislation on conditions for patentability and novelty, as codified at 35 U.S.C. § 102(c) (Common Ownership Under Joint Research Agreements).
1.22.
“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, prior to, on or after the Effective Date, whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. Notwithstanding any provision of this Section 1.22 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party; provided, in connection with the foregoing exclusions from protection, that specific Confidential

Information shall not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively “Available”), merely because broader or related information is Available, nor shall combinations of elements or principles be considered to be Available merely because individual elements thereof are Available.
1.23.
“Control” or “Controlled” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology.
1.24.
“Cover,” “Covered,” “Covering” or “Covers” means (a) as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation or exportation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification and (b) as to any Know-How and a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the use or practice of such Know-How would infringe such Patent or, as to a pending claim included in such Patent, the use or practice of such Know-How would infringe such Patent if such pending claim were to issue in an issued patent without modification.
1.25.
“[***] Product” means [***].
1.26.
“CRISPR” has the meaning set forth in the Preamble.
1.27.
“CRISPR Breach Event” has the meaning set forth in Section 8.2.2(a).
1.28.
“[***] Product” means [***].
1.29.
“CRISPR Indemnified Party” has the meaning set forth in Section 7.1.
1.30.
“CRISPR In-License Agreements” means (a) the agreements set forth on Schedule 1.30 pursuant to which certain of the Licensed Technology Controlled by CRISPR or CRISPR Affiliates as of the Effective Date was in-licensed or acquired by CRISPR under the agreements with Third Party licensors or sellers (the “Existing CRISPR Agreements”), and (b) [***].
1.31.
“[***]” means [***].
1.32.
“CRISPR Technology” has the meaning set forth in Section 5.1.1.

1.33.
“CRISPR/Cas System” means a clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) [***] and (b) [***].
1.34.
“[***]” means [***].
1.35.
“Designation Notice” has the meaning set forth in Section 2.4.
1.36.
“Development” means all clinical and non-clinical research and development activities conducted after filing of an IND for a product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.
1.37.
“Disclosing Party” has the meaning set forth in Section 9.1.
1.38.
“Distributor” means a Third Party to whom Vertex grants a right to sell or distribute a Product, that does not make payments to Vertex that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sales of Products.
1.39.
“DMD/DM1 Collaboration Agreement” means that certain Strategic Collaboration and License Agreement entered into as of June 6, 2019 by and between Vertex and CRISPR, as amended by that certain First Amendment to the Strategic Collaboration and License Agreement entered into as of March 17, 2021.
1.40.
“Effective Date” has the meaning set forth in the Preamble.
1.41.
“EMA” means the European Medicines Agency and any successor entity thereto.
1.42.
“[***]” means, [***].
1.43.
“[***]” means, [***].
1.44.
“Europe” means (a) the economic, scientific and political organization of member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization (the “European Union”), (b) the United Kingdom of Great Britain and Northern Ireland, (c) any member country of the European Economic Area that is not otherwise a member of the European Union, and (d) any country not otherwise included in clauses (a), (b) or (c) that participates in the unified filing system under the auspices of the EMA. For clarity, “Europe” will at all times be deemed to include each of Italy, Germany, France, the United Kingdom and Spain.
1.45.
“European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.

1.46.
“European Union” has the meaning set forth in Section 1.44.
1.47.
“Executive Officers” means the Chief Executive Officer of CRISPR and the Chief Executive Officer of Vertex, or any executive vice president designated by a Party in writing who has the authority to resolve the applicable matter referred to the Executive Officers in accordance with this Agreement.
1.48.
“Existing CRISPR Agreement” has the meaning set forth in Section 1.30.
1.49.
“Exploit” means, with respect to a product, to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export, Commercialize and otherwise exploit such product.
1.50.
“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.51.
“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.52.
“Field” means the diagnosis, treatment or prevention of Diabetes type 1, Diabetes type 2 or Insulin dependent/requiring Diabetes.
1.53.
“First Commercial Sale” means with respect to a Product, the first sale of such Product by Vertex, its Affiliate or its Sublicensee to a Third Party resulting in Net Sales in a particular country after any required Marketing Approval for the Product has been obtained in such country.
1.54.
“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic or pandemic, flood, failure or default of public utilities or common carriers, and destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
1.55.
“FTE Rate” means, $[***]; provided that [***].
1.56.
“GAAP” means United States generally accepted accounting principles, consistently applied.
1.57.
“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of Europe and other organizations and Governmental Authorities in countries for which the applicable Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.
1.58.
“[***]” means [***].
1.59.
“GMP” means the then-current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture, to the extent such standards are not less stringent than United States standards.
1.60.
“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.61.
“IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND will include, to the extent applicable, any comparable filings outside the United States.
1.62.
“Indemnified Party” has the meaning set forth in Section 7.3.
1.63.
“Indemnifying Party” has the meaning set forth in Section 7.3.
1.64.
“Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the first human subject in such Clinical Trial.
1.65.
“Insolvency Event” has the meaning set forth in Section 8.2.4.
1.66.
“JAMS” has the meaning set forth in Schedule 1.9.
1.67.
“Joint Development Agreement” means that certain Amended and Restated Joint Development and Commercialization Agreement entered into as of April 16, 2021 by and between Vertex, Vertex Pharmaceuticals (Europe) Limited, CRISPR Therapeutics, Inc., CRISPR, CRISPR Therapeutics Limited, and TRACR Hematology LTD.
1.68.
“Know-How” means intellectual property, Materials, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.
1.69.
“Knowledge” means [***].
1.70.
“Liability” has the meaning set forth in Section 7.1.
1.71.
“License” has the meaning set forth in Section 2.1.1.
1.72.
“Licensed Know-How” means any Know-How that [***].
1.73.
“Licensed Patents” means any Patent that [***].
1.74.
“Licensed Technology” means, subject to Section 2.1.3, Section 2.5.1 and Section 2.5.2, any and all Licensed Patents and Licensed Know-How.
1.75.
“Major Market Country” means any one of the following countries: [***].
1.76.
“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.77.
“Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals (including regular or accelerated approval of a BLA or NDA), licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to Europe, approval of an Approval Application for such Product by the European Commission or the applicable Regulatory Authority in any particular country in Europe. For clarity, Marketing Approval excludes Price Approval.
1.78.
“Materials” means chemical compounds, biological materials, including Clinical Trial samples, cell lines, lipids, assays, viruses and vectors, and other materials.
1.79.
“NDA” means a new drug application that is submitted to the FDA for marketing approval for a Product, pursuant to 21 C.F.R. § 314.3.
1.80.
“Net Sales” means [***].
1.81.
“[***]” has the meaning set forth in Section 2.5.1(a). [***].
1.82.
“Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.
1.83.
“[***] Agreement” means that certain [***] Agreement entered into as of June 6, 2019 by and between Vertex and CRISPR.
1.84.
“[***] Product” means [***].
1.85.
“Other CRISPR-Vertex Agreement” means the Collaboration Agreement, the [***] Agreement, the Joint Development Agreement, the DMD/DM1 Collaboration Agreement, the ViaCyte/CRISPR Collaboration Agreement and any other agreement entered into pursuant thereto or hereto between Vertex or any of its Affiliates, on the one hand, and CRISPR or any of its Affiliates, on the other hand.
1.86.
“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than to its Affiliates or employees of such Party.
1.87.
“Party” or “Parties” has the meaning set forth in the Preamble.
1.88.
“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance, disbursement and other reasonable Out-of-Pocket Costs paid to Third Parties, in connection with the Prosecution and Maintenance of Patents.
1.89.
“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.90.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.
1.91.
“Phase 1 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial.
1.92.
“Phase 1/2 Clinical Trial” means a Phase 1 Clinical Trial that (a) is also designed to satisfy the requirements of 21 C.F.R. 312.21(b) or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial or (b) is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial.
1.93.
“Phase 2 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(b), or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial.
1.94.
“Phase 3 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(c), or, with respect to a jurisdiction other than the United States, an equivalent Clinical Trial.
1.95.
“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.
1.96.
“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.
1.97.
“Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, a Product Candidate, in any form or formulation and through any means of delivery. For clarity, “Product” shall [***].
1.98.
“Product Candidate” means [***].
1.99.
“[***]” has the meaning set forth in Section 2.4.
1.100.
“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations, reissues and requests for patent term adjustments with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.
1.101.
“Receiving Party” has the meaning set forth in Section 9.1.
1.102.
“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations, clearances, accreditations and approvals (including approvals of Approval

Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary to Exploit pharmaceutical product in a regulatory jurisdiction, including Marketing Approval but excluding Price Approval.
1.103.
“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.
1.104.
“Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) all supplements and amendments to any of the foregoing; and (d) any correspondence with Regulatory Authorities in connection with any of the foregoing.
1.105.
“Research” means conducting research activities to discover, design, optimize, deliver and advance products, including pre-clinical studies and optimization up to the filing of an IND for the applicable product, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.
1.106.
“Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) reflected in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information. A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any valid patent claim owned or Controlled by the Disclosing Party.
1.107.
“Royalty Term” means, with respect to a Product in a country, the period commencing on the First Commercial Sale of such Product in such country and ending upon the latest of: (a) the expiration of the last Valid Claim of a Licensed Patent that Covers such Product in such country; (b) [***] years after the First Commercial Sale of such Product in such country; or (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.
1.108.
“Selling Party” has the meaning set forth in Section 1.80.
1.109.
“Specified Adverse Event” has the meaning set forth in Section 2.2.3(b).
1.110.
“Specified Third Party Intellectual Property” means, [***].

1.111.
“Subcontractor” means, with respect to a Party, a consultant, subcontractor or other vendor engaged by such Party or its Affiliates to perform activities under this Agreement.
1.112.
“Sublicense” means, when used as a verb, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Vertex hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.
1.113.
“Sublicensee” means a Third Party, other than a Distributor or service provider, to whom Vertex (or any of its Affiliates or Sublicensees) sublicenses any of the rights granted to Vertex hereunder during the Agreement Term. For clarity, any such Third Party will only be deemed a Sublicensee with respect to a given Product if such Third Party directly or indirectly receives a grant of rights from Vertex or any Affiliate thereof with respect to such Product.
1.114.
“[***]” means, [***].
1.115.
“Target” means [***].
1.116.
“Territory” means all countries of the world.
1.117.
“Third Party” means any Person other than Vertex, CRISPR or their respective Affiliates.
1.118.
“Third Party Collaboration Agreement” means [***].
1.119.
“Third Party Obligations” means any non-financial encumbrances, obligations, restrictions, or limitations imposed by [***] that are required to be passed through to a sublicensee and relate to a Product Candidate or Product, including field or territory restrictions, covenants, diligence obligations or limitations pertaining to enforcement of intellectual property rights.
1.120.
“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.
1.121.
“U.S. Bankruptcy Code” means 11 U.S.C. §§ 101-1532, as amended, and the rules and regulations promulgated thereunder.
1.122.
“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which will not, in the country in question, have been cancelled, withdrawn or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] years, or [***], will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.
1.123.
“Vertex” has the meaning set forth in the Preamble.
1.124.
“Vertex Background Know-How” means any Know-How that [***].
1.125.
“Vertex Background Patents” means any Patent that [***].

1.126.
“Vertex Indemnified Party” has the meaning set forth in Section 7.2.
1.127.
“ViaCyte” means ViaCyte, Inc., a corporation organized and existing under the laws of Delaware.
1.128.
“ViaCyte/CRISPR Collaboration Agreement” means that certain Joint Development and Commercialization Agreement entered into as of July 14, 2021 by and between ViaCyte, Inc., a corporation organized and existing under the laws of Delaware, and CRISPR, as amended on the Effective Date.
ARTICLE 2.

LICENSE GRANTS; TECHNOLOGY TRANSFER
2.1.
License Grants.
2.1.1.
License Grant to Vertex. Subject to the terms and conditions of this Agreement, CRISPR shall grant and hereby grants to Vertex and its Affiliates a non-exclusive, royalty-bearing license, including the right to grant Sublicenses through multiple tiers in accordance with Section 2.1.2, under CRISPR’s and its Affiliates’ interest in the Licensed Technology to Exploit Product Candidates and Products in the Field in the Territory (such license, the “License”).
2.1.2.
Sublicensing. Vertex and its Affiliates may grant Sublicenses of any rights granted to Vertex and its Affiliates by CRISPR under the License through multiple tiers to one or more Third Parties that, in connection with such Sublicense, are also granted rights under intellectual property Controlled by Vertex (other than the Licensed Technology) related to the applicable Product Candidate(s) or Product(s). Each such Sublicense will be in writing and be subject and subordinate to, and consistent with, the terms and conditions of this Agreement and will require such Sublicensee to comply with all applicable terms of this Agreement and all Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing (or via electronic data room). Vertex, and each Sublicensee that grants a further Sublicense, shall promptly provide CRISPR with a copy of each fully executed Sublicense agreement that includes any sublicense granted hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 2.1.2); provided that, Vertex and its Sublicensees shall not be required to provide CRISPR with a copy of any sublicense that is granted on a non-exclusive basis to a Subcontractor solely to enable such Subcontractor to perform Research, Development, Manufacturing or Commercialization activities on behalf of and solely for the benefit of Vertex, its Affiliates or any Sublicensee pursuant to this Agreement. Vertex shall remain primarily liable to CRISPR for the performance of all of Vertex’s obligations under, and Vertex’s compliance with all provisions of, this Agreement.
2.1.3.
License Conditions; Limitations. Subject to Section 2.4, any rights and obligations hereunder, including the rights granted pursuant to the License, are subject to and limited by any applicable Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to

Vertex in writing (or via electronic data room) (a) with respect to Third Party Obligations existing as of the Effective Date, prior to the Effective Date, and (b) with respect to Third Party Obligations arising after the Effective Date, on or prior to the date on which such Third Party Obligations arise. Vertex may [***], and Vertex will be subject to any corresponding Third Party Obligations [***].
2.1.4.
Licenses to Improvements. Subject to the terms and conditions of this Agreement, Vertex shall grant and hereby grants to CRISPR and its Affiliates a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up, worldwide, sublicensable, license to (a) [***] and (b) [***], in each case (a) and (b), whether or not patentable, that arise in the course of performing activities under this Agreement, including Exploitation of a Product Candidate or Product, that are Controlled by Vertex or its Affiliates to make, have made, use, sell, keep, offer for sale, export and import products (including Product Candidates and Products to the extent permitted by this Agreement). For clarity, [***].
2.2.
Technology Transfer.
2.2.1.
Initial Transfer of Know-How and Materials. With respect to any material Licensed Know-How existing as of the Effective Date that is relevant to activities in the Field, CRISPR will transfer to Vertex, within [***] days after the Effective Date, (a) a copy of such Licensed Know-How in documented form (whether held in paper or electronic format) to the extent such Licensed Know-How has not previously been provided to Vertex under an Other CRISPR-Vertex Agreement and that are not otherwise in the possession or control of ViaCyte, and (b) those Materials and Licensed Know-How set forth on Schedule 2.2.1, in each case ((a) and (b)), for use subject to, and solely in accordance with, this Agreement or an Other CRISPR-Vertex Agreement.
2.2.2.
[***]. [***].
2.2.3.
Reporting; Rights of Reference.
(a)
To CRISPR. Vertex hereby agrees as follows: (i) Vertex grants to CRISPR the right to rely upon and a right to copy, access, and otherwise use, all Adverse Event information Controlled by Vertex and pertaining to each Product as reasonably required in connection with the Development and Commercialization of products by or on behalf of CRISPR and (ii) Vertex shall, if requested by CRISPR, provide a signed statement that CRISPR may rely on, and the Regulatory Authority may access, in support of CRISPR’s application for Regulatory Approval of such products.
(b)
To Vertex. CRISPR hereby agrees as follows: (i) CRISPR grants to Vertex the right to rely upon and a right to copy, access, and otherwise use, all Specified Adverse Event information Controlled by CRISPR, in each case, as reasonably required in connection with the Development and Commercialization of Products under this Agreement; and (ii) CRISPR shall, if requested by Vertex, provide a signed statement that Vertex may rely on, and the Regulatory Authority may access, in support of Vertex’s application for Regulatory Approval of Products. For purposes hereof, the term Specified Adverse Event” shall mean [***].
2.3.
No Implied Licenses. All rights in and to Licensed Technology not expressly licensed or assigned to Vertex under this Agreement are hereby retained by CRISPR or its Affiliates. Except as expressly provided in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
2.4.
[***]. [***].
2.5.
[***] Agreements; [***].
2.5.1.
[***] Agreements.
(a)
If during the Agreement Term, CRISPR or its Affiliates [***], then CRISPR will use commercially reasonable efforts to ensure that [***] with the same [***] (including the right for Vertex [***]) [***] would be [***]. If CRISPR is [***], (1) CRISPR will so notify Vertex, and the Parties will [***] and (2) CRISPR will not [***].
(b)
If during the Agreement Term, [***], then Vertex and CRISPR shall negotiate in good faith towards [***]. If the Parties are unable to [***], such dispute shall be resolved in accordance with Schedule 1.9. Within [***] days after the determination of such equitable allocation in accordance with this Section 2.5.1(b), [***] shall by written notice to [***] shall be solely responsible for all other amounts paid under and, other than the portion payable by [***] pursuant to such equitable allocation, payable under such [***]. If [***], such technology shall [***] any purposes under this Agreement.
(c)
The Parties acknowledge and agree that [***].
2.5.2.
[***]. Notwithstanding Section 2.5.1(b), Vertex [***] with respect to one or more [***] and, thereafter, [***].
2.6.
Subcontractors. Vertex may engage one or more Subcontractors to perform any of its activities under this Agreement. Each contract between Vertex and a Subcontractor will be in writing and consistent with the provisions of this Agreement (including ARTICLE 5 and ARTICLE 9). Vertex will be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.6 will not relieve Vertex of its obligations under this Agreement. Vertex will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.

ARTICLE 3.

RESERVED.

ARTICLE 4.

FINANCIAL PROVISIONS
4.1.
Up-Front Fee to CRISPR. Within four Business Days following the Effective Date, Vertex will pay CRISPR a one-time, non-refundable, non-creditable, up-front fee of $100,000,000 payable by wire transfer of immediately available funds to an account designated by CRISPR in writing.
4.2.
Milestone Payments.
4.2.1.
Development Milestones. Vertex will pay CRISPR the milestone payments set forth in this Section 4.2.1 in accordance with the procedure set forth in Section 4.2.2 upon the first achievement of the relevant milestone event by Vertex or any of its Affiliates or Sublicensees in the Field in the Territory. [***], then the development milestone payments payable by Vertex under this Section 4.2.1 will not exceed $230,000,000. [***].

Development Milestone Event		Development Milestone Payments
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]
6	[***]	$[***]
7	[***]	$[***]
8	[***]	$[***]
9	[***]	$[***]
10	[***]	$[***]
11	[***]	$[***]
12	[***]	$[***]
13	[***]	$[***]
14	[***]	$[***]
15	[***]	$[***]
16	[***]	$[***]

4.2.2.
[***] Milestones. For clarity, any milestone events that [***].

4.2.3.
Notice; Payment. Vertex will provide CRISPR with written notice upon the achievement by Vertex or any of its Affiliates or Sublicensees of each of the milestone events set forth in Section 4.2.1 within [***] days after achievement. Following receipt of such notice, CRISPR will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate milestone payment within [***] days after receipt of such invoice.
4.2.4.
Matters Relating to Milestones.
(a)
[***].
(b)
During the Agreement Term, for so long as Vertex or its Affiliates are Researching or Developing Product Candidates under this Agreement, Vertex will provide CRISPR with a high-level written report regarding the status of all such activities. Vertex shall provide such reports as follows: (i) for the period beginning on the Effective Date and ending on the [***] anniversary thereof, no later than [***] and [***] of each [***] during such period; and (ii) after the expiration of the period set forth in clause (i), no later than [***] of each [***] during such period. Vertex will make appropriate Vertex personnel available to answer any reasonable inquiries CRISPR may have with respect to the information set forth in such reports described in this Section 4.2.4(b) and Vertex shall respond to any such questions in a timely manner (and in no event later than [***] Business Days after any such inquiry is made). Notwithstanding any provision to the contrary in this Agreement, Vertex will not be required to disclose [***] as part of the reporting obligations under this Section 4.2.4(b).
4.3.
Royalties.
4.3.1.
Royalty Rates. Subject to Section 4.3.2, Vertex will pay CRISPR royalties based on (a) the aggregate Net Sales of all [***] Products and (b) the aggregate Net Sales of all [***] Products, as applicable, sold by Vertex or its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year at the rates set forth in the table below; provided that, if a Product is a [***] Product, the royalty rates in the table below for such Product (i.e., the rates for a [***] Product or [***] Product, as applicable) will be increased for each tier by [***]. The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

Calendar Year Net Sales (in Dollars) for Products in the Territory	Royalty Rates as a Percentage (%) of the applicable portion of Net Sales
	[***] Product	[***] Product
Portion of Calendar Year Net Sales up to and including $[***]	[***]%	[***]%
Portion of Calendar Year Net Sales that exceeds $[***], up to and including $[***]	[***]%	[***]%
Portion of Calendar Year Net Sales that exceeds $[***]	[***]%	[***]%

4.3.2.
Royalty Term. Vertex will pay royalties to CRISPR under this Section 4.3 on a Product-by-Product and a country-by-country basis during the Royalty Term for the applicable Product in the applicable country. Upon the expiration of the Royalty Term for a given Product in a given country, the License with respect to such Product will become fully-paid, perpetual and irrevocable with respect to such Product in such country.
4.3.3.
Royalty Reports. During the Agreement Term, following the first sale of a Product giving rise to Net Sales and continuing for the remainder of the Royalty Term for such Product, within [***] days after the end of each Calendar Quarter, Vertex will deliver a report to CRISPR specifying on a Product-by-Product and country-by-country basis: (a) gross sales in the relevant Calendar Quarter, (b) Net Sales in the relevant Calendar Quarter, including an accounting of deductions applied to determine Net Sales; (c) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the then-current exchange rate methodology used for the calculation of Net Sales in accordance with Section 4.5.2, and (d) royalties payable on such Net Sales. All royalty payments due under Section 4.3.1 for each Calendar Quarter will be due and payable within [***] days after Vertex’s delivery of the applicable report under this Section 4.3.3.
4.3.4.
Flash Reports. As soon as practicable, but in no event later than [***] Business Days from the last day of each Calendar Quarter, Vertex will provide CRISPR with a flash report providing a good faith estimate of Net Sales accrued in the preceding Calendar Quarter and the royalties payable to CRISPR on such Net Sales on a Product-by-Product and country-by-country basis. The flash report may be based on forecasted numbers and it is understood that final reported Net Sales for purposes of calculating the royalty owed under Section 4.3.1 may vary.
4.4.
Payments Under CRISPR In-License Agreements. Amounts payable by Vertex under Section 2.5.1 will be due within [***] days of Vertex’s receipt of an invoice therefore from CRISPR. Subject to Section 7.1, any other payment obligations arising under the CRISPR In-License Agreements as a result of the Exploitation of a Product Candidate or Product by Vertex or its Affiliates and Sublicensees under this Agreement will be paid solely by CRISPR.
4.5.
Payment Method; Currency.
4.5.1.
All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, by wire transfer or ACH transfer to an account designated by CRISPR (which account CRISPR may update from time to time in writing).
4.5.2.
If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent using Vertex’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.
4.6.
Withholding Tax. Where any sum due to be paid to CRISPR hereunder is subject to any withholding or similar tax, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to CRISPR. Vertex will in a timely manner transmit to CRISPR an official tax certificate or other evidence of such withholding sufficient to enable CRISPR to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Vertex to CRISPR under this Agreement. CRISPR will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.
4.7.
Records. During the Agreement Term, Vertex will keep and maintain accurate and complete records regarding Net Sales during the [***] preceding Calendar Years. Upon [***] days’ prior written notice from CRISPR, Vertex will permit an independent certified public accounting firm of internationally recognized standing, selected by CRISPR and reasonably acceptable to Vertex, to examine the relevant books and records of Vertex and its Affiliates, as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 4.3.3. An examination by CRISPR under this Section 4.7 will occur not more than [***] in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] months before the date of the request. The accounting firm will be provided access to such books and records at Vertex’s facility or facilities where such books and records are normally kept and such examination will be conducted during Vertex’s normal business hours. Vertex may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both Parties a written report disclosing whether the reports submitted by Vertex are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to CRISPR. If the report or information submitted by Vertex resulted in an underpayment or overpayment, the Party owing the underpaid or overpaid amount will promptly pay such amount to the other Party, and, if, as a result of such inaccurate report or information, such amount is more than [***] of the amount that was owed Vertex will reimburse CRISPR for the reasonable expense incurred by CRISPR in connection with the audit.
4.8.
Late Payment. Any payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at an annual rate equal to [***] (or the maximum allowed by Applicable Law, if less).
ARTICLE 5.

INTELLECTUAL PROPERTY
5.1.
Ownership; Assignment. For the avoidance of doubt, the rights and obligations of the Parties under this ARTICLE 5 are subject to and limited by any applicable Third Party Obligations to the extent the provisions of such obligations or agreements are specifically disclosed to Vertex in writing (or via electronic data room) (a) with respect to Third Party Obligations existing as of the Effective Date, prior to the Effective Date, and (b) with respect to Third Party Obligations arising after the Effective Date, on or prior to the date on which such Third Party Obligations arise.
5.1.1.
CRISPR Technology and Vertex Technology. As between the Parties, CRISPR will own and retain all of its rights, title and interest in and to the Licensed Know-How, and Licensed Patents (“CRISPR Technology”), and Vertex will own and retain all of its rights, title and interest in and to any Vertex Background Know-How and Vertex Background Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.
5.1.2.
Agreement Technology. Know-How discovered, developed, invented or created in the performance of activities under this Agreement, and any Patent claiming any such Know-How, will be owned by the Party that invented such Know-How, including inventions made by such Party’s licensees or Third Party’s acting on behalf of such Party, and such inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).
5.2.
Prosecution and Maintenance of Patents. The Parties hereby agree as follows with respect to the Prosecution and Maintenance of certain Patents, subject, in each case, to Third Party Obligations:
5.2.1.
CRISPR Patents. CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of the Licensed Patents.
5.2.2.
Vertex Patents. Vertex will control and be responsible for all aspects of the Prosecution and Maintenance of all Vertex Background Patents and Vertex Program Patents.
5.3.
Patent Costs. Patent Costs arising after the Effective Date will be borne by Party responsible for the Prosecution and Maintenance of the applicable Patent under this Agreement.
5.4.
Defense of Claims Brought by Third Parties. If a Third Party initiates a Proceeding against either Party claiming a Patent owned by or licensed to such Third Party is infringed by the Exploitation of a Product Candidate or a Product, each Party that is named as a defendant in such Proceeding will have the right to defend itself in such Proceeding. The other Party will reasonably assist the defending Party in defending such Proceeding and cooperate in any such litigation at the request and expense of the defending Party. The defending Party will provide the other Party with prompt written notice of the commencement of any such Proceeding and will keep the other Party apprised of the progress of such Proceeding and will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party. If both Parties are named as defendants in any Proceeding, both Parties may defend such Proceeding and the Parties will reasonably cooperate with respect to such defense.
5.5.
Infringement.
5.5.1.
Patents Solely Owned by CRISPR. CRISPR will retain all rights to pursue an infringement of any Patent solely owned by CRISPR and CRISPR will retain all recoveries with respect thereto.

5.5.2.
Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.
5.6.
ViaCyte/CRISPR Collaboration Agreement. For clarity, no provision in this ARTICLE 5 is intended to amend the terms and conditions of the ViaCyte/CRISPR Collaboration Agreement or any Other CRISPR-Vertex Agreement. In the event of a conflict between the Parties’ rights and obligations under the ViaCyte/CRISPR Collaboration Agreement or any Other CRISPR-Vertex Agreement and the Parties’ rights and obligations under this ARTICLE 5, the applicable terms of the ViaCyte/CRISPR Collaboration Agreement or any Other CRISPR-Vertex Agreement will control.
5.7.
Patent Listing. Vertex will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G) (or any amendment or successor statute thereto), any similar statutory or regulatory requirement enacted in the future regarding biologic products, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction; provided that Vertex shall not be permitted to provide any such information with respect to Licensed Patents without CRISPR’s prior written consent.
5.8.
Common Ownership Legislation. Notwithstanding anything to the contrary in this ARTICLE 5, neither Party will have the right to make an election under the Common Ownership Legislation when exercising its rights under this ARTICLE 5 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Common Ownership Legislation. Notwithstanding the foregoing, the other Party’s consent under this Section 5.8 will not be required in connection with an obviousness-type double patenting rejection in any patent application claiming a Product or uses thereof.
5.9.
Patent Term Extension. The Parties will cooperate with each other in obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Product. Vertex, its Affiliates and Sublicensees shall not seek to obtain patent term restoration with respect to any Licensed Patents without prior written consent of CRISPR, such consent to be granted at CRISPR’s sole discretion.
5.10.
Recording. If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, CRISPR will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation. Vertex will reimburse CRISPR for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by CRISPR in complying with the provisions of this Section 5.10.
5.11.
Bankruptcy. All rights and licenses now or hereafter granted by CRISPR to Vertex under or pursuant to this Agreement, including, for the avoidance of doubt, the License, are, for all purposes of 11 U.S.C. § 365(n), licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to

CRISPR, CRISPR agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.
ARTICLE 6.

REPRESENTATIONS AND WARRANTIES
6.1.
Representations and Warranties of Vertex. Vertex hereby represents and warrants to CRISPR, as of the Effective Date, that:
6.1.1.
Vertex is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
6.1.2.
Vertex (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
6.1.3.
this Agreement has been duly executed and delivered on behalf of each of Vertex, and constitutes a legal, valid and binding obligation, enforceable against Vertex in accordance with the terms hereof;
6.1.4.
the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which Vertex is a party or by which Vertex is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Vertex; and
6.1.5.
Vertex has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement.
6.2.
Representations and Warranties of CRISPR. CRISPR hereby represents and warrants to Vertex, as of the Effective Date, that, except as otherwise set forth on Schedule 6.2:
6.2.1.
CRISPR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
6.2.2.
CRISPR (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
6.2.3.
this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

6.2.4.
the execution, delivery and performance of this Agreement by CRISPR will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;
6.2.5.
CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;
6.2.6.
CRISPR is the owner or licensee of the Licensed Patents, all of which are free and clear of any liens, charges and encumbrances, and, as of the Effective Date, neither any license granted by CRISPR to any Third Party, nor any license granted by any Third Party to CRISPR conflicts with the license grants to Vertex hereunder and CRISPR is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Patents it purports to grant to Vertex under this Agreement;
6.2.7.
Schedule 6.2.7 sets forth a true, correct and complete list of all Licensed Patents as of the Effective Date and indicates (a) whether each such Patent is a Licensed Patent and (b) whether such Patent is owned by CRISPR or licensed by CRISPR from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed;
6.2.8.
the Licensed Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Vertex hereunder;
6.2.9.
[***];
6.2.10.
except for the Existing CRISPR Agreements, there is no agreement between CRISPR (or any of its Affiliates) and any Third Party pursuant to which CRISPR has acquired Control of any of the Licensed Technology, and no Third Party has any right, title or interest in or to, or any license under, any of the Licensed Technology. All Existing CRISPR Agreements are in full force and effect and have not been modified or amended (except for amendments provided to Vertex prior to the Effective Date). CRISPR has no Knowledge that the Third Party licensor in an Existing CRISPR Agreement is in default with respect to a material obligation under such Existing CRISPR Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing CRISPR Agreement;
6.2.11.
there are no judgments or settlements against or owed by CRISPR or, to CRISPR’s Knowledge, pending or threatened claims or litigation, in either case relating to the Licensed Technology;
6.2.12.
there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, [***], threatened against CRISPR, any of its Affiliates or any Third Party, in each case, in connection with the Licensed Technology or relating to the transactions contemplated by this Agreement; and
6.2.13.
CRISPR has not employed (and, [***], has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.
6.3.
CRISPR Covenants. CRISPR hereby covenants to Vertex that, except as expressly permitted under this Agreement:
6.3.1.
CRISPR will maintain, and will not [***] breach, any CRISPR In-License Agreements that provide a grant of rights from such Third Party to CRISPR that are Controlled by CRISPR and are licensed or may become subject to a license from CRISPR to Vertex for a Product under this Agreement;
6.3.2.
CRISPR will promptly notify Vertex of any material breach by CRISPR or any Affiliate thereof or a Third Party of any CRISPR In-License Agreements that provides a grant of rights from such Third Party to CRISPR or any such Affiliate and are licensed or may become subject to a license from CRISPR to Vertex for a Product under this Agreement;
6.3.3.
it will not amend, modify or terminate any CRISPR In-License Agreement in a manner that would have a material adverse effect on Vertex’s rights hereunder without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;
6.3.4.
it will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that materially and adversely restricts, limits or encumbers the rights granted to Vertex under this Agreement; and
6.3.5.
it will not, and will cause its Affiliates not to (a) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing) or (b) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability or other restriction (including in connection with any indebtedness), except, in each case ((a) and (b)), as will not materially and adversely restrict, limit or encumber the rights granted to Vertex under this Agreement.
6.4.
Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Vertex and CRISPR understand that each Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product.

ARTICLE 7.

INDEMNIFICATION; INSURANCE
7.1.
Indemnification by Vertex. Vertex will indemnify, defend and hold harmless CRISPR, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, an “CRISPR Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:
7.1.1.
any claims of any nature arising out of the Exploitation of any Product by, on behalf of, or under the authority of, Vertex (other than by any CRISPR Indemnified Party), other than (a) claims by Third Parties relating to misappropriation of trade secrets or other intellectual property rights arising out of the exercise of rights under the Licensed Know-How, or (b) claims for which CRISPR is required to indemnify Vertex pursuant to Section 7.2; or
7.1.2.
the material breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of CRISPR or any CRISPR Indemnified Party.
7.2.
Indemnification by CRISPR. CRISPR will indemnify, defend and hold harmless Vertex, its Affiliates, Sublicensees, Distributors and each of its and their respective employees, officers, directors and agents (each, a “Vertex Indemnified Party”) from and against any and all Liabilities that the Vertex Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of the material breach by CRISPR of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of Vertex or any Vertex Indemnified Party.
7.3.
Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to Section 7.1 or Section 7.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under Section 7.1 or Section 7.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be withheld, delayed or conditioned unreasonably other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully-responsible. The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.
7.4.
Insurance. Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures for its other activities.
7.5.
Limitation of Consequential Damages. EXCEPT FOR (A) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 7, (B) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT, OR (C) A PARTY’S BREACH OF ARTICLE 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
ARTICLE 8.

TERM; TERMINATION
8.1.
Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 8, will expire, in its entirety, upon the expiration of the last to expire Royalty Term under this Agreement with respect to all Products in all countries.
8.2.
Termination of this Agreement.
8.2.1.
Vertex’s Termination for Convenience. Vertex may, at any time after the earlier of (i) [***] or (ii) the [***] anniversary of the Effective Date, terminate this Agreement (either in its entirety or on a Product-by-Product basis) for convenience by providing CRISPR [***] days’ written notice of such termination.
8.2.2.
Termination for Material Breach.
(a)
Vertex’s Right to Terminate. If Vertex believes that CRISPR is in material breach of this Agreement, then Vertex may deliver written notice of such material breach to CRISPR. If the breach is curable, CRISPR will have [***] days from the receipt of such written notice to cure such breach. If CRISPR fails to cure such breach within such [***]-day period or the breach is not subject to cure (a “CRISPR Breach Event”), Vertex in its sole discretion may terminate this Agreement by providing written notice to CRISPR; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***] days, and (B) CRISPR is making a bona fide effort to cure such breach, Vertex’s right to terminate this Agreement on account of such breach will be suspended for a period of up to [***] days, provided that CRISPR is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, Vertex will no longer have the right to terminate this Agreement on account of such breach.

(b)
CRISPR’s Right to Terminate.

(i)
If CRISPR believes that Vertex is in material breach of this Agreement, then CRISPR may deliver written notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] days from the receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] Business Days following receipt of such written notice). If Vertex fails to cure such breach within the [***]-day or [***]-Business Day period, as applicable, or the breach is not subject to cure, CRISPR in its sole discretion may terminate this Agreement by providing written notice to Vertex; provided, however, that if (i) the relevant breach (A) does not involve Vertex’s failure to make a payment when due and (B) is curable, but not reasonably curable within [***] days, and (ii) Vertex is making a bona fide effort to cure such breach, CRISPR’s right to terminate this Agreement on account of such breach will be suspended for a period of up to [***] days, provided that Vertex is continuing to make such bona fide effort to cure such breach and if such breach is successfully cured, CRISPR will no longer have the right to terminate this Agreement on account of such breach.
(ii)
If Vertex (A) commences or actively and voluntarily participates in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Patent that is licensed to Vertex under this Agreement or (B) actively and voluntarily assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any Patent that is licensed to Vertex under this Agreement (each of (A) and (B), a “Patent Challenge”), then, to the extent permitted by Applicable Law, CRISPR shall have the right, in its sole discretion, to give notice to Vertex that CRISPR may terminate the license(s) granted under such Patent to Vertex [***] days following such notice, and, unless Vertex withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that Vertex does not have the power to unilaterally withdraw or cause to be withdrawn), Vertex ceases assisting any other party to such Patent Challenge and, to the extent Vertex is a party to such Patent Challenge, it withdraws from such Patent Challenge within such [***]-day period, CRISPR shall have the right to terminate this Agreement by providing written notice thereof to Vertex. The foregoing right to terminate shall not apply with respect to any Patent Challenge where the Patent Challenge is made in defense of an assertion of the relevant Patent that is first brought by CRISPR against Vertex. For the avoidance of doubt, any participation by Vertex or its employees in any claim, challenge or proceeding in response to a subpoena or as required under a pre-existing agreement between Vertex’s employee(s) or consultant(s) and their prior employer(s) shall not constitute active and voluntary participation or assistance and shall not give rise to CRISPR’s right to terminate any license hereunder.
8.2.3.
Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 8.2.2 disputes in good faith the existence, materiality, or failure to cure of any such breach and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 8.2.2, unless and until the relevant dispute has been resolved. Any dispute not resolved through the Parties’ good faith discussions shall be referred to the Executive Officers for resolution. If the Executive Officers are unable to resolve any such dispute within [***] days after the date such reference is made to the Executive Officers, either Party may pursue any rights or remedies of such Party under this Agreement at law or in equity. It is understood and acknowledged that during the pendency of such dispute, the relevant cure period shall be tolled, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
8.2.4.
Termination for Insolvency. If CRISPR makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or code, including the U.S. Bankruptcy Code, or has any such petition filed against it that is not discharged within [***] days of the filing thereof, or is unable to pay its debts as they come due (each, an “Insolvency Event”), then Vertex may terminate this Agreement in its entirety effective immediately upon written notice to CRISPR.
8.3.
Consequences of Expiration or Termination of this Agreement. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 8, at any time and for any reason, the following terms will apply to any Product in any country that is the subject of such expiration or termination (or, if this Agreement expires or is terminated in its entirety, to all Products in all countries):
8.3.1.
Solely in the event of a termination of this Agreement, the Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information (i) is subject to a license or similar grant of rights that survives such termination, (ii) is necessary or useful to conduct activities for surviving Products, or (iii) is Confidential Information under an Other CRISPR-Vertex Agreement and such Other CRISPR-Vertex Agreement has not been terminated at the time of termination of this Agreement. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.
8.3.2.
Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.
8.3.3.
The following provisions of this Agreement will survive any expiration or termination of this Agreement: ARTICLE 1 (Definitions), Section 2.1.1 (License Grant to Vertex) (to the extent set forth in Section 4.3.2), Section 2.3 (No Implied Licenses), Section 4.5 (Payment Method; Currency) through Section 4.8 (Late Payment) (in each case, solely to the extent of accrued obligations as contemplated by Section 8.3.2 and any payment obligations arising in respect of [***] Products after the effective date of termination pursuant to the final sentence of this Section 8.3.3), Section 5.1 (Ownership; Assignment), Section 5.4 (Defense of Claims Brought by Third Parties) through Section 5.5 (Other Infringement) (in each case, with respect to proceedings to the extent relating to events occurring prior to the effective date of termination), Section 5.8 (Common Ownership Legislation), ARTICLE 7 (Indemnification; Insurance) (but excluding Section 7.4 (Insurance)), this Section 8.3 (Consequences of Expiration or Termination of this Agreement), Section 9.1 (Confidentiality) through Section 9.4 (Residual Knowledge Exception), and ARTICLE 10 (Miscellaneous). Except with respect to any termination by Vertex under Section 8.2.2(a) (Vertex’s Right to Terminate), in the event of a termination of this Agreement, Vertex’s payment obligations set forth in Section 4.3.1 (Royalty Rates) shall survive such termination of this Agreement solely with respect to any [***] Products [***].
8.3.4.
Except as set forth in Section 8.3.5, in the event of a termination of this Agreement, either with respect to a Product or in its entirety, the applicable licenses granted by CRISPR to Vertex under this Agreement will terminate and Vertex and its Affiliates will cease all Exploitation activities with respect to the applicable terminated Products, except for any [***] Product [***].
8.3.5.
Any permitted Sublicense of Vertex will, at the Sublicensee’s option, survive such termination; provided that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, CRISPR will enter into a direct license with the Sublicensee on substantially the same terms as this Agreement (taking into account the scope of the licensee granted under such Sublicense); provided that CRISPR will not be required to undertake obligations in addition to those required by this Agreement, and that CRISPR’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.
ARTICLE 9.

CONFIDENTIALITY
9.1.
Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for [***] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, such Other CRISPR-Vertex Agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, the terms of such Other CRISPR-Vertex Agreement. Without limiting the generality of the foregoing, to the extent that a Party or any of its Affiliates provides to the other Party or any of its Affiliates any Confidential Information owned by any Third Party, the receiving Party will, and will cause its Affiliates to, handle such Confidential Information in accordance with the terms and conditions of this ARTICLE 9 applicable to a Receiving Party.
9.2.
Authorized Disclosure. Notwithstanding Section 9.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:
9.2.1.
file or prosecute patent applications as contemplated by this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, such Other CRISPR-Vertex Agreement;
9.2.2.
prosecute or defend litigation;
9.2.3.
exercise its rights and perform its obligations hereunder or, to the extent Confidential Information under this Agreement is also Confidential Information under an Other CRISPR-Vertex Agreement, under such Other CRISPR-Vertex Agreement; or
9.2.4.
comply with Applicable Law.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 9.2, the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information. In addition to the foregoing and except as otherwise prohibited or limited by clause (b) of the following sentence, [***] may disclose [***] Confidential Information to Third Parties as reasonably required to facilitate the actual or potential Exploitation of Products; provided that such disclosure is covered by terms of confidentiality and non-use similar to those set forth herein.

Notwithstanding anything to the contrary contained herein, (a) in no event may [***] disclose [***] Confidential Information to any Third Party (including any of [***] investors, collaborators or licensees) engaged in the [***], and (b) in no event may [***] disclose [***] Confidential Information, other than the terms and conditions of this Agreement, to any Third Party (including any of [***] investors, collaborators or licensees) that [***] as its primary business.

9.3.
SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement (a) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will reasonably consider the comments of the other Party regarding confidential treatment sought for such disclosure and (b) to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, strategic partners, collaborators or services providers, actual or potential financing sources or investors and actual or potential underwriters on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations).
9.4.
Residual Knowledge Exception. Notwithstanding any provision of this Agreement to the contrary, Confidential Information will not include Residual Knowledge. Any use made by the Receiving Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk.
9.5.
Public Announcements; Publications.
9.5.1.
Coordination; Publications. CRISPR and Vertex will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided, however, Vertex may make scientific publications or public announcements concerning its Exploitation activities with respect to any Product Candidate or Product under this Agreement without CRISPR’s prior written approval and Vertex will have no obligation to consult with CRISPR with respect to any scientific publication or public announcement concerning Vertex’s Exploitation of any Product Candidate or Product, except as otherwise expressly set forth in this ARTICLE 9. During the Agreement Term, CRISPR may not publish, present or make any publication concerning Vertex’s Exploitation of any Product Candidate or Product without Vertex’s prior written consent, except as otherwise expressly set forth in this ARTICLE 9.
9.5.2.
Announcements. The Parties will jointly issue a press release, in a form mutually agreed by the Parties in good faith, regarding the signing of this Agreement on a date to be determined by the Parties. Except as set forth in the preceding sentence and as may be expressly permitted under Section 9.3 or this Section 9.5.2, or as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement will prevent (a) Vertex from making any scientific publication or public announcement concerning Vertex’s Exploitation activities with respect to any Product Candidate or Product under this Agreement; provided, however, that, except as permitted under Section 9.2, [***] will not disclose any of [***] Confidential Information in any such publication or announcement without obtaining [***] prior written consent to do so; and (b) [***] from making any (i) scientific publication concerning [***] activities arising from, relating to or otherwise in connection with [***]; and (ii) public announcement or statement (including an Internet posting) regarding the identity of the Products, the nature of the collaboration of the Parties contemplated by this Agreement and the nature of each Party’s activities under this Agreement and the transactions contemplated hereby, in each case of this clause (ii), to the extent previously publicly disclosed by [***] or as otherwise permitted under Section 9.3 or Section 9.5.3; provided, however, that (A) except as permitted under Section 9.2, [***] will not disclose any of [***] Confidential Information in any such publication, announcement, statement or Internet posting and (B) except as permitted under Section 9.2 or Section 9.5.3, [***] will not disclose any information related to [***] in any such publication, announcement, statement or Internet posting, in each case ((A) and (B)), without obtaining [***] prior written consent to do so, unless in each case ((A) and (B)), to the extent previously publicly disclosed by [***] or as otherwise permitted under Section 9.3 or Section 9.5.3.
9.5.3.
Product Disclosures. The Parties will, from time to time, discuss in good faith and endeavor to agree upon high-level talking points with respect to the status and progress of the Products for public disclosure. Notwithstanding anything to the contrary in this Section 9.5, following any such agreement, nothing herein shall prohibit CRISPR from including such high-level talking points in any public announcement, presentation, publication or other public disclosure.
ARTICLE 10.

MISCELLANEOUS
10.1.
Assignment. Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) each Party may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; provided that such sale is not primarily for the benefit of its creditors; and (b) either Party may assign, in whole or in part, its rights or obligations under this Agreement to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement. An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 10.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.1 will be void.
10.2.
Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use commercially reasonable efforts to resume performance of its obligations under this Agreement.
10.3.
Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.
10.4.
Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or through email to the applicable email address, addressed as follows:

If to Vertex:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02210

Email: [***]

with a copy to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02210

Email: [***] & [***]

If to CRISPR:

CRISPR Therapeutics AG
Attn: Chief Executive Officer
Baarerstrasse 14

6300 Zug

Switzerland

Email: [***]

with a copy to:

CRISPR Therapeutics AG
Attn: General Counsel
Baarerstrasse 14

6300 Zug

Switzerland

Email: [***]

CRISPR Therapeutics

Attn: Legal Department

105 West First Street

Boston, MA 02127

Email: [***]

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; (b) on receipt if sent by overnight courier or email.

10.5.
Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and CRISPR.

10.6.
Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
10.7.
Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
10.8.
Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
10.9.
Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to CRISPR or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
10.10.
Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The Commonwealth of Massachusetts, without regard to conflict of law principles thereof.
10.11.
Entire Agreement. This Agreement, together with the Other CRISPR-Vertex Agreements, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.
10.12.
Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
10.13.
Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,”

(d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, email or otherwise (but excluding text messaging and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
10.14.
No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
10.15.
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.16.
Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party. The Parties may execute this Agreement by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED	CRISPR THERAPEUTICS AG
By: /s/ Reshma Kewalramani	By: /s/ Rodger Novak
Name: Reshma Kewalramani Title: Chief Executive Officer and President	Name: Rodger Novak Title: President

[Signature Page to License Agreement]

Schedule 1.9

[***] Arbitration Procedures

[***]

Schedule 1.30

CRISPR In-License Agreements

[***]

Schedule 1.31

[***]

[***]

Schedule 2.1.4

Licensed Know-How

(as of the Effective Date)

[***]

Schedule 2.2.1

Transfer of Specific Know-How and Materials

[***]

Schedule 6.2

CRISPR Disclosures

[***]